===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Gundle/SLT Environmental,Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                               [GUNDLE/SLT LOGO]

                         GUNDLE/SLT ENVIRONMENTAL, INC.
                               19103 GUNDLE ROAD
                              HOUSTON, TEXAS 77073

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 4, 2000
                                   11:00 A.M.
                          WYNDHAM HOTEL AT GREENSPOINT
                            12400 GREENSPOINT DRIVE
                              HOUSTON, TEXAS 77060

                                                                   April 1, 2000

Dear Stockholder:

You are invited to the annual meeting of stockholders of Gundle/SLT Environmental, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

 . elect seven directors: Samir T. Badawi, James R. Burke, Bruce Cummings, James
  R. Gibbs, Ahmed Y. Khalawi, T. William Porter and Edward T. Sheehan, each for a term of one year

 . vote on any other business properly before the meeting

MANAGEMENT RECOMMENDS A VOTE FOR ALL DIRECTORS STANDING FOR ELECTION.

YOUR VOTE IS IMPORTANT. TO BE SURE YOUR VOTE COUNTS AND ASSURE A QUORUM, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                              By order of the Board of Directors

                                              C. Wayne Case
                                              Secretary

I.  INFORMATION ABOUT VOTING

SOLICITATION OF PROXIES. The board of directors of Gundle/SLT Environmental, Inc. ("GSE") is soliciting proxies for use at the 2000 annual stockholders meeting of GSE and any adjournments of that meeting. A copy of the GSE Annual Report for fiscal year 1999 is also being mailed to stockholders concurrently with this proxy statement and accompanying form of proxy. It is anticipated that the mailing to stockholders of this proxy statement and the enclosed proxy card will commence on or about April 1, 2000.

AGENDA ITEMS. The agenda for the annual meeting is to:

1.  Elect seven directors, nominated by the incumbent board of directors;

2.  Conduct other business properly before the meeting.

WHO CAN VOTE. You can vote at the annual meeting only if you are a holder of record of GSE's common stock on the record date. The record date is the close of business on March 10, 2000. You will have one vote for each share of common stock. As of March 10, 2000, there were 12,416,633 shares of common stock outstanding and entitled to vote.

HOW TO VOTE. You may vote in two ways:

 . You can come to the annual meeting and cast your vote there; or

 . You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate.

USE OF PROXIES. Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the board nominees for director. We do not now know of any other matters that will come before the annual meeting. If they do, proxy holders will vote the proxies according to their best judgment.

REVOKING A PROXY. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

 . sending a written notice to the corporate secretary of GSE

 . delivering a properly executed, later-dated proxy

 . attending the annual meeting and voting in person

THE QUORUM REQUIREMENT. We need a quorum of stockholders to hold a valid annual meeting. A quorum will exist if the holders of at least a majority of the outstanding common stock entitled to vote either attend the annual meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

VOTE REQUIRED FOR ACTION. Directors are elected who receive the greatest number of votes cast by stockholders present in person or by proxy at the meeting. Other actions require the affirmative vote of the majority of the holders of the outstanding common stock entitled to vote by attendance at the annual meeting in person, or are represented by proxy. Abstentions and broker non-votes have the effect of a no vote on matters other than director elections. Votes are tabulated by ChaseMellon Shareholder Services, L.L.C., the transfer agent and registrar for the common stock.

II.  THE PROPOSALS TO BE VOTED ON

THE ELECTION OF DIRECTORS

GSE has one class of directors. The term for each director is one year. The term for each director expires at the 2001 annual stockholders meeting.

III.  BOARD OF DIRECTORS

NOMINEES FOR DIRECTOR

The nominees for director this year are: Samir T. Badawi, James R. Burke, Bruce Cummings, James R. Gibbs, Ahmed Y. Khalawi, T. William Porter and Edward T. Sheehan. Each of the nominees, other than Messrs. Cummings and Gibbs has previously been elected to the board by the stockholders.

The board of directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the current board of directors to fill the vacancy, or the size of the board may be reduced. Information about the nominees is the next section of this proxy statement.

Samir T. Badawi was chairman of the board of SLT Environmental, Inc. prior to its merger with GSE in July 1995, and is president of Wembley Ltd. ("Wembley"), GSE's largest stockholder. Prior to October 1993, Mr. Badawi served as managing partner of Ernst & Young LLP's professional practice in the Middle East. On May 7, 1999, he became president and chief executive officer of GSE.

James R. Burke has been an independent consultant since July 1998. Mr. Burke was president of products and equipment division of Weatherford Enterra, Inc. from January 1996 until July 1998. He served as senior vice president of Weatherford Enterra, Inc. from January 1992 until January 1996.

Bruce Cummings has been president of Elben L.L.C. since February 1999 a company that provides corporate finance advisory work for client companies. Mr. Cummings was managing director of Salomon Smith Barney from 1987 to February 1999. He was senior vice president of E. F. Hutton & Co., Inc. from 1984 to 1987.

James R. Gibbs has been president and chief operating officer of Frontier Oil Corporation since February 1987. He assumed the position of chief executive officer in April 1992, and the additional position of chairman in April 1999. Mr. Gibbs is a member of the board of directors of Smith International, Inc., an advisory director of Frost National Bank, N.A., a director of Veritas DGC Inc., and Talon International.

Ahmed Y. Khalawi has been a legal advisor and attorney in Saudi Arabia since 1968 and is a director of Wembley. Mr. Khalawi also served as a vice president of Saudi Arabian Airlines from 1975 to 1982.

T. William Porter has been a partner of Porter & Hedges, L.L.P., a Houston law firm that serves as the Company's principal outside counsel, since 1981. Mr. Porter is also a director of Metals USA, Inc.

Edward T. Sheehan has been a consultant since July 1999. He served as chairman of the board and chief executive officer of United Road Services, Inc. from October 1997 to June 1999. Mr. Sheehan was president of United Waste Systems, Inc. from December 1992 to August 1997, and chief operating officer of United Waste Systems, Inc. from 1994 to August 1997. He was senior vice president and chief financial officer of Clean Harbors, Inc., a publicly held environmental services company, from September 1990 to April 1992. From 1966 to 1990 he held several different financial management positions with the General Electric Company.

IV.  INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS

During 1999, the board of directors held five regular meetings. All incumbent directors attended at least 75% of the meetings, except Mr. Khalawi who attended two meetings.

COMMITTEES

The board has three standing committees: an audit committee, an executive committee, and a compensation committee. The audit committee had three meetings in 1999, and the compensation committee had two meetings in 1999. Each director attended 100% of the meetings of the committees on which he served during the year, except Mr. Khalawi, who attended none.

AUDIT COMMITTEE

Duties:

 . Review with the independent auditors and financial management the scope of the proposed audit, audit procedures, and at the conclusion then review the audit, comments or recommendations.

 . Review with the independent auditors and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of GSE.

 . Elicit and review recommendations made by the independent auditors and the financial and accounting personnel for the improvement of internal control procedures or new or more detailed controls or procedures.

 . Periodically review GSE's policy statements to determine management's adherence to the Code of Conduct.

 . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

 . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present.

 . Review accounting and financial personnel and succession planning within those areas.

 . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with the board of directors.

 . Investigate any matter brought to the audit committee's attention within the scope of its duties with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

Members: Mr. James R. Burke (Chair), Hugh L. Rice , and Edward T. Sheehan all outside directors. Following the annual meeting, at least one additional outside director will be appointed to the audit committee, replacing Mr. Rice, who is not standing for reelection.

COMPENSATION COMMITTEE

Duties:

 . Formulate and adopt executive compensation, benefit and insurance programs.

 . Supervise the administration of all executive compensation and benefit programs.

 . Establish specific criteria against which all annual, performance-based benefits are measured.

 . Establish the total compensation for the chief executive officer.

Members: Samir T. Badawi, Ahmed Y. Khalawi, Edward T. Sheehan (Chair), and Brian
D. Young. Following the annual meeting, at least one additional outside director may be appointed to the compensation committee, replacing Mr. Young, who is not standing for reelection.

EXECUTIVE COMMITTEE

Duties:

 . Acts in place of the board when the full board is not in session.

Members: Samir T. Badawi (Chair), T. William Porter, and Brian D. Young. Mr. Young is not standing for reelection and at least one additional director may be appointed to the executive committee following the annual meeting.

BOARD COMPENSATION AND RELATIONSHIPS

RETAINER AND FEES. We do not pay directors who are also officers of GSE additional compensation for their service as directors. In 1999, compensation for non-employee directors included the following:

 . an annual retainer of $16,000 paid in quarterly installments

 . $1,000 for each board meeting attended

 . $500 per committee meeting attended

 . $500 for each meeting at which they preside

 . Compensation paid to all non-employee directors during 1999 for service in all board capacities aggregated $130,000.

OPTIONS. In May of each year, GSE grants each director an option to purchase 2,000 shares of common stock. The exercise price equals the fair market value of the shares at the date of grant. The options have a 5-year life and vest one year after the date of grant.

V.  SECURITY OWNERSHIP OF GSE

DIRECTOR OWNERSHIP

The following table shows as of December 31, 1999, the number of shares of common stock beneficially owned by each director and nominee. Each director named in the summary table beneficially owns less than 1 percent of the common stock, except Mr. Badawi. As a representative of Wembley, Mr. Badawi may be deemed to own beneficially 4,557,143 shares owned by Wembley. He disclaims any beneficial ownership in such shares beyond his proportionate ownership interest, if any, in Wembley.


                                                                              COMMON STOCK
                                                                        BENEFICIALLY OWNED
                                                                      DECEMBER 31, 1999(1)

                                                            DIRECTOR                PERCENT
     NAME                      POSITION            AGE       SINCE     SHARES(2)    OF CLASS
---------------           -------------------   ---------   -------    ---------    --------
Samir T. Badawi           Director, chairman,          60      1995    4,743,643        37.2%
                          president and chief
                          executive officer
James R. Burke            Director                     62      1996        8,000           *
Bruce Cummings            Director                     60   Nominee          -0-           *
James R. Gibbs            Director                     54   Nominee          -0-           *
Ahmed Y. Khalawi          Director                     63      1995       38,000           *
T. William Porter         Director                     58      1988       18,000           *
Edward T. Sheehan         Director                     57      1998        6,000           *
All directors and nominees as a group                                  4,813,643        37.7%

--------
*    Less than 1%
(1) Each person has sole voting and investment power with respect to the shares listed, except as otherwise specified.
(2) Includes shares underlying outstanding stock options, as follows: Mr. Badawi 156,000; Mr. Burke 8,000; Mr. Khalawi 13,000; Mr. Porter 18,000; and Mr. Sheehan 6,000.

MANAGEMENT OWNERSHIP

The following table shows, as of December 31, 1999, the number of shares of common stock beneficially owned by executive officers and the executive officers as a group, excluding in each case Mr. Badawi who is referenced above.

                                             Beneficial Ownership on
                                                December 31, 1999
  Name                                        Common Stock of GSE(1)   Percent
--------                                      ----------------------   -------
Roger J. Klatt-Executive vice president,               269,817           2.1%
treasurer, and chief financial officer
Kurt Weber-subsidiary officer                           35,000             *
All executive officers as a group                      304,817           2.4%
--------
*    Less than 1%
(1) Includes shares underlying outstanding stock options, as follows: Mr. Klatt - 230,500 and Mr. Weber - 35,000.

OTHER SECURITY OWNERSHIP

The following table shows the name and address of each person known to GSE to own more than 5% of GSE's common stock as of December 31, 1999.

Name and Address of Beneficial Owners      Amount Owned   Percent of Class
----------------------------------------   ------------   -----------------

Wembley Ltd.                                  4,557,143           35.7%
Columbus Centre Building
Road Town, Tortola
British Virgin Islands

Grace & White                                 1,625,785           12.7%
515 Madison Ave., Suite 1700
New York, NT 10022

Dimensional Fund Advisors, Inc.(1)            1,187,612            9.3%
1299 Ocean Avenue
Santa Monica, California 90401

Heartland Advisors, Inc.                        793,700            6.2%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202

Artisan Investment Corporation                  712,800            5.6%
1000 North Water Street
Milwaukee, WI  53202

Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,187,612 shares of common stock of GSE as of December 31, 1999, all of which shares are held in portfolios of DFFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust or DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

VI.  EXECUTIVE COMPENSATION

The following tables, charts, and narrative show all compensation awarded, paid to or earned by each individual who was either the chief executive officer at any time during the period, or at December 31, 1999 one of the other highly compensated executive officers.


SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term Compensation
                                                                                                   ----------------------
                                                                                                   Stock
Name and                                              Annual Compensation      Restricted          Option        All other
Principal Position               Year   Salary        Bonus      Other(1)       Stock(2)       Awards (Shares)   Comp.(3)
------------------               ----   --------      --------   --------      ----------      --------------    ---------
Samir T. Badawi(4)               1999   $300,000      $125,625                                        145,000      $49,500
President & CEO                  1998   $205,769      $ 65,000                                            -0-      $23,770

Roger J. Klatt                   1999   $210,000      $ 63,000                                         65,000      $56,773
Executive vice president,        1998   $200,000      $ 50,000                                         50,000      $18,285
treasurer, and chief             1997   $186,667      $ 30,000                   $146,250              35,000      $16,124
financial officer

Michael C. Mathieson(5)          1999   $138,256           -0-                                            -0-      $10,689
Vice president                   1998   $160,000(6)   $ 25,000                                         17,500      $ 7,855
                                 1997   $150,000(6)   $ 22,500                   $ 41,925              17,500      $ 9,755

Kurt Weber(7)                    1999   $147,700      $ 41,200                                         17,500          -0-
Subsidiary officer               1998   $ 90,000      $ 11,600                                         17,500          -0-

---------
(1) Because the value of any additional benefits did not exceed 10% of annual compensation, amounts are omitted.

(2) The value of restricted shares stated in this column is based on the closing price on the date of grant. No shares of restricted stock were awarded in 1999 or 1998 under GSE's 1995 Incentive Stock Plan. At the end of 1999, the aggregate restricted stock holdings eligible for vesting consisted of 14,949 shares worth $86,625 at the then current market value of $3.50 (the closing price of GSE's common stock on December 31, 1999), without giving effect to the diminution of value attributable to the restriction on such stock. Such amounts includes $39,114 for Mr. Klatt (6,750 shares).

     For each of the three years following the date of grant, up to one-third of the restricted shares granted to each individual in 1997 (the "Maximum Eligible Shares") became eligible for vesting at the end of each year following the grant of such shares depending upon the degree to which certain specified performance goals were met. Any restricted shares out of the Maximum Eligible Shares that did not become eligible for vesting because the performance goals for such year were not fully met lapsed. At the end of 1999, 4,983 shares in the 1997 Plan vested. For the 1997 Plan, 30% of the Maximum Eligible Shares became eligible for vesting in 1997, 1998 and 1999. Restricted shares that vested became fully vested upon completion by the individual of three years of continuous employment from the date the restricted shares were granted ("Required Employment Period"). If an individual's employment was terminated by GSE without cause or by involuntary resignation prior to completing the Required Employment Period, the restricted shares that had become eligible for vesting did vest. GSE is required to grant a cash bonus to each individual restricted share stockholder, payable promptly after the date on which the holder is required to recognize ordinary compensation income for federal income tax purposes in connection with the grant. The amount of cash bonus is to compensate for the resulting income taxes.

(3) GSE paid life and disability insurance premiums for 1999, 1998, and 1997, for Mr. Badawi in amounts of $2,558, $0, and $0, for Mr. Klatt in the amounts of $9,337, $9,805, and $8,227 and for Mr. Mathieson in the amounts of $4,356, $5,055 and $4,945. The Company also made contributions to 401(k) and Executive Retirement Plans for 1999, 1998, and 1997, for Mr. Badawi in the amounts of $14,600, $2,000, and 0, for Mr. Klatt in the amounts of $10,400, $9,200, and $10,867, for Mr. Mathieson in the amounts of $6,333, $2,800 and $6,250. GSE paid for housing for 1999 and 1998 for Mr. Badawi in the amounts of $32,342 and $20,245. Mr. Klatt received $37,036 cash bonus in 1999 to compensate for income taxes on the issuance of stock in connection with the 1996 grant of restricted stock.

(4) On April 27, 1998, Mr. Badawi assumed the positions of acting president and chief executive officer of GSE until May 1999, when he became president and chief executive officer. He continues to hold the position of chairman of the board of directors.

(5) Mr. Mathieson resigned his position as vice president marketing and business development of the Company on October 29, 1999.

(6) Excludes foreign service payments of $37,500, and $50,000 in 1998, and 1997.

(7)  Mr. Weber was hired effective June 1998 and resigned on February 17, 2000.

Options Granted in 1999

The table below shows information on grants of stock options in 1999. GSE made these grants under its 1995 Incentive Stock Plan to the officers named in the Summary Compensation Table.


                                                                                    Potential Realized
                                                                                     Value at Assumed
                                                                                   Annual Rate of Stock
                                                                                  Price Appreciation for
                                                                                     Option Term  (2)
                            _________Individual Grants_________________________   ______________________
                                         %of Total
                            Option       Option Granted
                            Granted      to Employee        Exercise    Expiration
     Name                      (1)       in Year            Price       Date           5%          10%
----------------------------------------------------------------------------------------------------------
Samir T. Badawi              145,000        34.9%            $3.75     12/15/06   $221,361     $515,865
Roger J. Klatt                65,000        15.6%            $3.75     12/15/06   $ 99,231     $231,250
Kurt Weber                    17,500        4.2%             $3.75     12/15/06   $ 26,716     $ 62,260

(1) If a "change of control" event were to occur prior to exercise or expiration of the option, the entire option would automatically be converted to an amount of cash equal to any unrealized appreciation in the option.
(2) Potential values stated are the result of using the SEC method of calculation of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

OPTION EXERCISES AND YEAR-END VALUES

The following table contains information with respect to the exercised and unexercised options to purchase shares of common stock for each of the executives held by them at December 31, 1999.


                                                             Number of
                                                            Unexercised              Value of Unexercised
                                  Shares                     Options at             In-The-Money Options at
                                 Acquired      Value      December 31, 1999          December 31, 1999 (1)
Name                            on Exercise   Realized      Exercisable        Unexercisable       Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Samir T. Badawi                      -0-        -0-              9,332             146,668             -0-           -0-
Roger J. Klatt                       -0-        -0-            140,500              90,000             -0-           -0-
Kurt Weber                           -0-        -0-              8,750              26,250             -0-           -0-

(1) Represents the difference between the closing price for common stock on the New York Stock Exchange on December 31, 1999 ($3.50 per share) and any lesser exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

EMPLOYMENT SECURITY AGREEMENTS. One executive officer of GSE, Mr. Klatt, GSE's executive vice president and chief financial officer, has the benefit of an employment security agreement.

Mr. Klatt is employed under an employment security agreement entered into on March 10, 1997, as amended on June 1, 1998. In general, in the event of Mr. Klatt's discharge without cause, or resignation for good reason after a change in control, he is entitled to benefits of:

 . a lump sum payment, cash amount equal to the sum of three times the highest rate of base salary in effect during the current year or any of the three years preceding the termination date; and

 . three times the greater of (A) the maximum award he would have been eligible to receive under the bonus plan in the year of termination, (B) the largest award earned under the bonus plan in any of the three years preceding the termination date, (C) 40% of his base salary at the termination date, or (D) $100,000.

The agreement provides for severance protection benefits and change of control benefits, including:

 . the right of Mr. Klatt for a period of 12 months following the appointment of a new president and chief executive officer to determine his compatibility or ability to maintain (in his sole discretion) a good working relationship with the new president and chief executive officer.

In general, in the event that this latter employment security provision is exercised by Mr. Klatt, he is entitled to benefits of:

 . a lump sum, cash amount equal to the sum of one and one-half times the highest annual rate of base salary in effect during the current year or any of the two years preceding the termination date, and

 . one and one-half times the greater of (A) the largest award earned under GSE's bonus plan in any of the three years preceding the termination date or (B) the target award he would have been entitled to receive under the bonus plan in the current year regardless of any limitation otherwise applicable to the bonus plan.

The term of the agreement expires on December 31, 2001, and will be automatically extended on each December 31 for a one-year period from such date unless GSE gives notice of termination pursuant to the Agreement.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Goals. GSE's executive compensation program is designed to align total compensation with shareholder interests. The program:

 . rewards executives for sound business management and improvement in shareholder value

 . balances its components so that both short and longer-term operating and strategic objectives are recognized

 . attracts, motivates, and retains executives necessary for the long-term success of GSE

The program consists of three different compensation components: base salary; variable cash bonuses; and long-term incentive awards (stock options).

BASE SALARY. GSE uses external surveys to set competitive compensation levels (salary ranges) for its executives. Salary ranges for GSE executives are established based on similar positions in other comparably situated companies of similar size and complexity. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials and experience of the individual senior executives. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation. Using the criteria set forth above, the compensation committee authorized pay increases for executive officers for 1999.

During 1999, the board approved a $350,000 base salary for Mr. Badawi while serving as president and chief executive officer. The base salary was based on recommendations of the committee without Mr. Badawi's participation.

ANNUAL BONUSES. GSE's annual bonuses are intended to reflect a policy of requiring a minimum level of company financial performance for the year before any bonuses are earned by senior executives. Bonuses for achieving higher levels of performance are directly related to the level achieved. While development of any business involves factors other than profitability, the emphasis of the committee in recent years (with board concurrence) has been on encouraging management to maintain GSE's profitability. For 1999, bonuses were based upon a combination of objective and subjective criteria with the following bonuses paid to senior officers:

 . Mr. Badawi-$125,625

 . Mr. Klatt-$63,000

 . Mr. Weber-$41,200 (DM75,633)

STOCK OPTION AWARDS. This plan is designed to link closely the long-term reward of executives with increases in stockholder value. For several years, GSE has sought to encourage such value building for stockholders through the annual reward of nonqualified stock options to senior executives. Options were awarded to the following named executives in 1999.

 . Mr. Badawi-145,000

 . Mr. Klatt-65,000

 . Mr. Weber-17,500

The compensation committee intends, with the concurrence of the board, to continue to consider alternate forms of stock-based incentives. The committee will focus on affording senior executives the maximum possible long-term performance-based benefits at the least possible cost to GSE.

The following members of the compensation committee have furnished the preceding report:

       Samir T. Badawi
       Ahmed Y. Khalawi
       Edward T. Sheehan

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following graph illustrates the yearly percentage change in the cumulative total stockholder return on GSE's common stock, compared with the cumulative total return on (i) the Standard and Poor's 500 Stock Index ("S&P 500") for the five years ended December 31, 1999 and (ii) the Salomon Smith Barney-Solid Waste Pollution Control Index ("Solid Waste") for the three years ended December 31, 1997, as this index has been discontinued by Salomon Smith Barney as of 1998. GSE has selected the Manufacturing Diversified Index total return for the five years ended December 31, 1999



                                    [GRAPH]



                             12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
--------------------------------------------------------------------------------------------
S&P                               100        138        169        226        290        351
--------------------------------------------------------------------------------------------
Solid Waste                       100        112        124        137
--------------------------------------------------------------------------------------------
Manufacturing Diversified         100        141        194        231        267        329
--------------------------------------------------------------------------------------------
Company                           100        106        126        100         76         67
--------------------------------------------------------------------------------------------

In all cases, the cumulative total return assumes, as contemplated by the Commission rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

VII.  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires GSE's executive officers, directors and stockholders who own more than 10% of the outstanding common stock to file reports of ownership and change of ownership with the Commission. GSE believes that all Section 16(a) reporting requirements were fully met during the 1999-reporting year.

PROPOSALS FOR THE 2001 ANNUAL MEETING

Stockholders may make proposals to be considered at the 2001 annual meeting. To be included in the proxy statement and form of proxy for the 2001 annual meeting, stockholder proposals for the 2001 annual meeting must be received not later than December 2, 2000, at GSE's principal executive offices, 19103 Gundle Road, Houston, Texas 77073.

INDEPENDENT ACCOUNTANTS

The firm of Ernst & Young LLP served as GSE's independent auditors for 1999. This firm has advised the company that it has no direct or indirect financial interest in the company. Representatives of Ernst & Young LLP are expected to attend the annual meeting, with the opportunity to respond to appropriate questions from the stockholders. They will have the opportunity to make a statement, although it is not expected that any statement will be made.

EXPENSES RELATING TO PROXY SOLICITATION

GSE will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, GSE officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity.

                                     By Order of the Board of Directors


                                     C. Wayne Case,
                                     Secretary

                          (CONTINUED FROM OTHER SIDE)

                                                            Please mark
                                                           your votes as   [X]
                                                            indicated in
                                                            this example


1. Election of Directors                                        Samir T. Badawi, James R. Burke, Bruce Cummings, Ahmed Y. Khalawi,
                                                                James R. Gibbs, T. William Porter, and Edward T. Sheehan
       FOR all nominees               WITHHOLD
     listed to the right              AUTHORITY                 Instruction: To withhold authority to vote for any individual
   (except as marked to the     to vote for all nominees        nominee, write that nominee's name on the live provided below:
           contrary)               listed to the right
              [_]                           [_]                 _________________________________________________________________


2. In their discretion, upon such other matters as may properly             The undersigned hereby acknowledges receipt of the
come before the meeting; hereby revoking any proxy or proxies               Notice of Annual Meeting of Stockholders and Proxy
heretofore given by the undersigned.                                        Statement furnished herewith.

                                                                            Dated_______________________________________, 2000

                                                                            ___________________________________________________
                                                                                             Stockholders Signature
                                                                            ___________________________________________________
                                                                                             Stockholders Signature

                                                                            Signature should agree with name printed hereon. If
                                                                            Stock is held in the name of more than one person,
                                                                            EACH joint owner should sign. Executors, administra-
                                                                            tors, trustees, guardians and attorneys should indicate
                                                                            the capacity in which they sign. Attorneys should submit
                                                                            powers of attorney.

                                                                                      PLEASE SIGN AND RETURN IN THE ENCLOSED
                                                                                                      ENVELOPE



------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


                         GUNDLE/SLT ENVIRONMENTAL, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING OF MAY 4, 2000

  The undersigned stockholder of Gundle/SLT Environmental, Inc. (the "Company") hereby appoints Samir T. Badawi and Roger J. Klatt, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Hotel at Greenspoint, 12400 Greenspoint Drive, Houston, Texas 77060, on Thursday, May 4, 2000, at 11:00 a.m., Houston Time, and at any adjournment of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

  The board of directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for such nominees.


                         (PLEASE SIGN ON REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE